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                                                                   Exhibit 10.11

                             CONSULTANT'S AGREEMENT

     This Agreement effective July 12, 2003 is made between and among Tempur-Pedic, Inc., and Tempur World, Inc. (collectively referred to as "the Company"), and Jeff Heath, ("Consultant").

     WHEREAS, Consultant has acquired extensive knowledge of and experience in the business as conducted by the Company;

     WHEREAS, the Company desires to obtain the benefit of Consultant's knowledge and experience by retaining Consultant, and Consultant desires to accept such position, for the term and upon the other conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties agree as follows:

     Term: This Agreement shall commence on July 12, 2003 and shall terminate on July 12, 2004 (the "Consulting Term") unless earlier terminated for any reason by either party hereto upon Thirty (30) days prior written notice.

     Consultations: During the Consulting Term Consultant shall make himself available at reasonable times to provide business consulting services to the officers, directors and other representatives of the Company as reasonably requested by the Chief Executive Officer of the Company (hereafter, the "Executive"), or his designees and the Company will provide Consultant with reasonable access to the facilities and senior management. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications, nor shall Consultant make claim to do so unless authorized by the Executive or his designees.

     Consultant agrees to consult with the Executive or his designees in the event a situation arises in which his opinion, if expressed, or his actions, if taken, could possibly affect the interests or reputation of the Company. While Consultant is free at all times to express his opinions he agrees that any such opinion(s) expressed or actions taken are his and not those of the Company and, if not specifically authorized by the Company in writing, may, at the option of the Company, result in termination of this Agreement.

     It is understood that this Agreement will require Consultant to provide consultation regarding strategic planning initiatives and other aspects of the Company's business which may require the Company to disclose to Consultant secret, proprietary and confidential information concerning the Company and its business affairs. Consultant also acknowledges that, during the course of his employment with the Company prior to the date hereof, he has been entrusted with certain personnel, business, financial, technical and other information and material which are the property of the Company and which involve confidential information of the Company and the Company's employees. Consultant agrees to maintain the confidentiality of all Company trade secrets, proprietary and confidential information.

     Consultant agrees that all inventions, developments or improvements made by the Consultant, either alone or in conjunction with others, at any time or any place during the term of the Consultant's assignment with the Company, whether or not reduced to writing or practice during the term, which relate to the business in which the Company or any subsidiary or affiliate is engaged or in which the Company or any subsidiary or affiliate intends to engage, shall be the exclusive property of the Company. The Consultant shall promptly disclose any such invention, development or improvement to the Company, and, at the request and expense of the Company, shall assign all of the Consultant's

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rights to the same to the Company. Upon termination of the assignment,
Consultant shall deliver to the Company, all drawings, manuals, letters, notes, notebooks, reports, computer files and all other materials (including all copies of such materials), relating to such confidential information or the business of the Company which are in the possession or under the control of Consultant.

     Compensation: For the performance of the services to rendered to the Company pursuant to the terms of this Agreement, the Company shall pay the Consultant Six Thousand Dollars ($6,000) per month on a monthly basis. The Consultant shall submit an itemized statement of services performed during any particular month by the fifth (5th) day of the next succeeding month. The amount shall be paid to the Consultant within fifteen (15) business days of the Company's receipt of such statement.

     Expenses: In the event that Consultant is required, in connection with the performance of services hereunder, to incur business expenses, e.g. travel and lodging, the Company shall reimburse Consultant for all reasonable and necessary expenses that have been approved in advance by the Executive or his designees. In connection with such expenses, Consultant shall submit to the Company documentation substantiating same, e.g., receipts, and shall be reimbursed within fifteen (15) business days of the Company's receipt of an invoice together with such substantiating documentation.

     Time Devoted To Work: In the performance of the services, the time Consultant is to work on any given day will be entirely within Consultant's control and the Company will rely upon Consultant to put in such amount of time as is reasonably necessary to fulfill the spirit and purpose of this agreement.

     Status: The Consultant is engaged as an independent contractor and shall be treated as such for all purposes, including but not limited to Federal and State taxation, withholding, unemployment insurance, and workers' compensation. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant and that Consultant will be solely responsible to pay all applicable taxes from said payments, including payments owed to any employees and subagents of Consultant. Consultant will not be considered an employee of the Company for any purpose.

     Representations and Warranties: The Consultant will make no representations, warranties, or commitments binding the Company without the Executive's prior written consent.

     Employment of Others. The Company may from time to time request that the Consultant arrange for the services of others. All costs to the Consultant for those services will be paid by the Company but in no event shall the Consultant employ others without the prior authorization of the Company.

     No Adequate Remedy: The Consultant understands that if the Consultant fails to fulfill the Consultant's obligations under this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, the Consultant hereby consents to the specific enforcement of this Agreement by the Company through an injunction or restraining order issued by an appropriate court.

     Modification: This Agreement may be modified or amended only in writing and signed by both the Executive and Consultant.

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     Governing Laws: The laws of Kentucky will govern the validity, construction and performance of this Agreement. Any legal proceeding related to this Agreement must be litigated in an appropriate Kentucky state or federal court, and both the Company and the Consultant hereby consent to the exclusive jurisdiction of such court for this purpose.

     Construction: Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. In the event any portion of this Agreement is declared invalid, the remainder of this Agreement also will continue to be valid.

     Waivers: No failure or delay by either the Company or Consultant in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

     Notices: All notices and other communications required or permitted under this Agreement shall be in writing and sent by registered first-class mail, postage prepaid, addressed to the party's last know business address and shall be effective five days after mailing to the address stated at the beginning of this Agreement. These addresses may be changed at any time by like notice.

     This Consulting Agreement is supplemental to the Separation Agreement between Consultant and the Company dated July 3, 2003 which Separation Agreement shall continue in full force and effect.

     The parties to this Agreement have read this Agreement and understand it.


                                                      /s/ Jeffrey P. Heath
                                                      --------------------------
                                                      Consultant

                                                      Date: 7/14/2003


                                                      TEMPUR-PEDIC, INC.


                                                      /s/ H. Thomas Bryant
                                                      --------------------------
                                                      Title: CEO Date 7-14-2003


                                                      TEMPUR WORLD, INC.


                                                      /s/ H. Thomas Bryant
                                                      --------------------------
                                                      Title: EVP Date 7-14-2003